UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 30, 2016

Date of Report (Date of earliest event reported)

SUMMER INFANT, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33346	20-1994619
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

1275 PARK EAST DRIVE

WOONSOCKET, RHODE ISLAND 02895

(Address of Principal Executive Offices)  (Zip Code)

(401) 671-6550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.                                        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 30, 2016, Summer Infant, Inc. (the “Company”) was informed that one of its independent directors, Richard Wenz, had passed away on June 29, 2016.  Mr. Wenz served as a director of the Company since 2007 and was Lead Director of the Company’s Board of Directors, a member of the Audit Committee and Chairman of the Nominating/Governance Committee.

The number of directors currently serving on the Audit Committee has been reduced to two members due to Mr. Wenz’s death.  As a result, the Company is no longer compliant with Listing Rule 5605(c)(2) of The NASDAQ Stock Market LLC (“Nasdaq”), which requires that the Audit Committee consist of at least three members.  In accordance with Nasdaq listing rules, on June 30, 2016, the Company notified Nasdaq of Mr. Wenz’s passing and the resulting non-compliance with the listing rules.

Pursuant to the Nasdaq listing rules, the Company has until December 27, 2016 to regain compliance with Listing Rule 5605(c)(2).  The Company’s Board of Directors intends to identify candidates to replace Mr. Wenz and appoint a new director to the Audit Committee who satisfies the applicable requirements of the Nasdaq listing rules prior to the expiration of the cure period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMER INFANT, INC.

Date: July 6, 2016	By:	/s/ William E. Mote, Jr.
William E. Mote, Jr.
Chief Financial Officer